Exhibit 4.1

Incorporated under the Laws of the State of Delaware

No.		SHARES

FILMON.TV NETWORKS INC.

AUTHORIZED CAPITAL, 100,000,000 SHARES COMMON STOCK, PAR VALUE $0.001 PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                         IS THE OWNER OF

                                                                                                                                                             fully-paid and non-assessable Shares of the above Corporation, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:

, President	, Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	as tenants in common	Unif Gift Min Act -	Custodian (Minor)
TEN ENT	tenants by the entireties		Under Uniform Gifts to Minors Act: (State)
JT TEN	as joint tenants with right of survivorship and not as tenants in common	Unif Trf Min Act -	Custodian (Minor) Under (State) Uniform Transfers to Minors Act

For value received, the undersigned hereby sells, assigns and transfers unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
as joint tenants with right of survivorship and not as tenants in common

Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints                                               Attorney, to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

In presence of

By:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS

WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT

ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.